Exhibit 10.3.1
PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS (***) HAVE BEEN
OMITTED AND WILL BE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT
WITH THE SECURITIES AND EXCHANGE COMMISSION.
[LETTERHEAD OF NORSKECANADA]
August 23, 2005
Riverside Forest Products Limited
c/o Tolko Industries Ltd.
3203 — 30th Avenue
Vernon, British Columbia
V1T 2C6

Attention:	Mr. Steven M. King
Fibre and Corporate Purchasing Manager
Chip Supply Agreement (S.I.W.P Division)
We confirm our agreement regarding changes to the wood chip supply arrangements under the chip supply agreement (“Chip Agreement”) originally between Riverside Forest Products Ltd. and Crown Forest Industries Limited dated November 19, 1992 (now between Riverside Forest Products Limited and Norske Skog Canada Limited as managing partner of NorskeCanada) that were discussed at our meeting on June 14.
Norske confirms its agreement to amendments to the Chip Agreement on the following basis:
1.	Annual Volume. Under the Chip Agreement, a Chip volume is excluded from the Chip volume to be purchased by Norske based on a percentage of overall Chip production or a volume referred to as the Total Excluded Volume Cap (initially (***) BDUs) that varies with the chip recovery factor among other things. This calculation was originally put in place to permit Riverside to continue to supply chips under the three Weyerhaeuser and/or Fibreco contracts. Rather than the volumes under those contracts automatically becoming Norske volumes when they expire however, those volumes become subject to the 1992 Fibre Products Rights Agreement per Section 2.4 of that agreement.
We understand that the average chip recovery factor for 2002-2004 was (***). That change from a chip recovery factor of (***) would result in the Total Excluded Volume Cap changing from (***) BDUs to (***) BDUs ((***) BDUs). We also understand that the Weyerhaeuser/Fibreco swing contract ((***) BDUs) has expired. As a result Riverside has (***) BDUs available from the excluded volume after deducting the volume under the remaining Weyerhaeuser and Fibreco contracts (***).
As indicated above the (***) BDU volume is subject to the 1992 Fibre Products Rights Agreement. We confirm our mutual agreement that this volume will after July 1, 2005 be included in the volume to be purchased by Norske under the terms and conditions of the Chip Agreement through changing the Total Excluded Volume Cap under the Chip Agreement to (***) BDUs effective July 1, 2005.

2.	Allocation. (***) BDUs of the (***) BDU excluded Chip volume will be allocated to the White Valley (Lumby) operation. The remaining volume of SPF Chips (approximately (***) BDUs) available from that operation will be allocated to Norske while there is a Weyerhaeuser/Norske chip trade agreement in effect which covers this volume but that volume will otherwise be part of the (***) BDU excluded Chip volume.
3.	Fibreco Volume. The volume to be delivered to Norske does not need to increase to take into account the over shipment to Fibreco in the first two quarters of 2005. The volume to be delivered to Fibreco during the last two quarters of 2005 should still be (***) BDUs (subject to any increases that Riverside may implement with excess chips it has available because of Norske curtailments during those two quarters).
We confirm our agreement to have planned quarterly meetings to review the Chip volumes delivered in the quarter and anticipated Chip volumes for the next quarter. It is the intention that following this review, Norske and Riverside would sign a written acknowledgment of the updated Riverside Chip commitments under the Agreement.
We confirm that the operations of Tolko Industries Ltd. existing prior to the amalgamation of Tolko Industries Ltd. and Riverside Forest Products Ltd. will not be considered to be New Businesses for the purposes of making adjustments to the Total Excluded Volume Cap under Schedule D of the Chip Agreement and to the Excluded Chip Percentage under Schedule E of the Chip Agreement nor will those operations be subject to the 1992 Fibre Products Rights Agreement. Our preference would be to maintain the 1992 Fibre Products Rights Agreement in its present form with respect to operations acquired after the amalgamation but suggest we have further discussions regarding that subject.
If the above is acceptable to you, please confirm your agreement by signing and returning the enclosed copy of this letter.
Yours very truly,
NORSKECANADA by its managing partner
NORSKE SKOG CANADA LIMITED

Per:

Confirmed and agreed this day of August, 2005

RIVERSIDE FOREST PRODUCTS LIMITED

Per:

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